SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: March 31, 2000


                                TRUDY CORPORATION
                                 353 Main Avenue
                           Norwalk, Connecticut 06851


                           Commission File No. 0-16056
                      Incorporated in the State of Delaware
                      Federal Identification No. 06-1007765


                            Telephone: (203) 846-2274

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ITEM 4   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Board of Directors of the Company has approved by a consent, dated March 29, 2000, in lieu of a meeting, the engagement of Abrams and Company, P.C. as the Company's independent auditor for the fiscal year ending March 31, 2000 to replace the firm of Ernst & Young LLP, which was dismissed as auditor of the Company effective March 29, 2000.

The report of Ernst & Young LLP on the Company's financial statements for the fiscal year ended March 31, 1999 did not contain an adverse opinion or a disclaimer of the opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Company's financial statements for the fiscal year ended March 31, 1999 and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to these matters in their report. The Company has requested Ernst & Young LLP to furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of this letter, dated March 31, 2000, is filed as an exhibit to this Form 8-K.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   TRUDY CORPORATION

Date: March 31, 2000                        By /s/ WILLIAM W. BURNHAM
                                               --------------------------------
                                                   William W. Burnham, Chairman
                                                    and Chief Executive Officer

                                            BY /s/ WILLIAM T. CARNEY
                                               --------------------------------
                                                   William T. Carney, Chief
                                                    Financial Officer and
                                                    Secretary